Exhibit 23.1


Consent of Independent Registered Certified Public Accounting Firm


We have issued our report dated September 3, 2004, accompanying the consolidated financial statements and schedules of Energy Conversion Devices, Inc. and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Southfield, Michigan
October 1, 2004